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             EXHIBIT 10.7 - FORM OF DIRECTOR SPLIT DOLLAR AGREEMENT

                              TIB BANK OF THE KEYS
                             SPLIT DOLLAR AGREEMENT

         THIS AGREEMENT is made and entered into this _______ day of _________________, 2001, by and between TIB BANK OF THE KEYS, a state-chartered commercial bank located in Key Largo, Florida (the "Company"), and _______________ (the "Director"). This Agreement shall append the Split Dollar Endorsement entered into on __________________, 2001, or as subsequently amended, by and between the aforementioned parties.

                                  INTRODUCTION

         To encourage the Director to remain a director of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Director's life. The Company will pay life insurance premiums from its general assets.

                                   ARTICLE 1
                              GENERAL DEFINITIONS

The following terms shall have the meanings specified:

         1.1 "Change of Control" means the acquisition by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, of fifty-one percent or more of the voting securities of the Company, or of any lesser percentage of the voting securities of the Company if the Board of Directors of the Company, the Comptroller of Florida, the FDIC, or the Federal Reserve Bank makes a determination that such acquisition constitutes or will constitute control of the Company. The term "person" as used herein includes and individual, corporation, bank holding company or any other legal entity.

         1.2      "Insurer" means __________.

         1.3 "Policy" means insurance policy no. ________ issued by the Insurer.

         1.4      "Insured" means the Director.

         1.5 "Normal Retirement Age" means the earliest of a) the first of the month following ten (10) consecutive full years of board membership; b) the Director's 70th birthday; or c) the date of a Change of Control.

         1.6 "Split Dollar Amount" means the amount equal to the product of Years of Service times $10,000.


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         1.7      "Termination of Service" means the Director ceasing to serve as a member of the Company's Board of Directors for any reason whatsoever.

         1.8 "Years of Service" means the number of complete years of service by the Director as a member of the Company's Board of Directors through Termination of Service.

                                   ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

         2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the direct beneficiary of an amount of death proceeds equal to the greater of: a) the cash surrender value of the policy, b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer, or c) the total death proceeds of the policy minus the Split Dollar Amount.

         2.2 Director's Interest. The Director shall have the right to designate the beneficiary of any remaining death proceeds of the Policy. The Director shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Director, the Director's transferee or the Director's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this section 2.2 upon the Director's Termination of Service prior to Normal Retirement Age.

         2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Director or the Director's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

         2.4 Comparable Coverage. Upon the Director's attaining Normal Retirement Age while still in service as a director of the Company, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Director's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.

                                   ARTICLE 3
                                    PREMIUMS

         3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Company shall impute income to the Director in an amount equal to the current term rate for the Director's age multiplied by the aggregate death benefit payable to the Director's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.


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         3.3      Cash Payment. The Company shall annually pay to the Director an amount necessary to pay the federal and state income taxes attributable to the imputed income and to the additional cash payments under this section. In calculating the cash payments due from the Company, the Company shall use the Director's actual marginal income tax bracket for the calendar year immediately preceding the payment to the Director. If the Director's Termination of Service occurs on or after the Normal Retirement Age, the cash payments shall continue until the Director's death. In the event the Director's Termination of service occurs prior to the Normal Retirement Age, the cash payments shall then cease as of the date of Termination of Service.

                                   ARTICLE 4
                                   ASSIGNMENT

         The Director may assign without consideration all interests in the Policy and in this Agreement to any person, entity or trust. In the event the Director transfers all of the Director's interest in the Policy, then all of the Director's interest in the Policy and in the Agreement shall be vested in the Director's transferee, who shall be substituted as a party hereunder and the Director shall have no further interest in the Policy or in this Agreement.

                                   ARTICLE 5
                                    INSURER

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                   ARTICLE 6
                                CLAIMS PROCEDURE

         6.1 Claims Procedure. The Company shall notify the Director, the Director's transferee or beneficiary, or any other party who claims a right to an interest under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.


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         6.2      Review Procedure. If the Claimant is determined by the
Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of this Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                   ARTICLE 7
                           AMENDMENTS AND TERMINATION

         This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director. However, unless otherwise agreed to by the Company and the Director, this Agreement will automatically terminate upon the Director's Termination of Service prior to Normal Retirement Age.

                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1 Binding Effect. This Agreement shall bind the Director and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

         8.2 No Guarantee of Service. This Agreement is not a service contract. It does not give the Director the right to remain a director of the Company, nor does it interfere with the shareholders' right to discharge the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate service at any time.

         8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

         8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

         8.5 Notice. Any notice, consent or demand required or permitted to be given under the

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provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

         8.7 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a)      Interpreting the provisions of the Agreement;

                  (b) Establishing and revising the method of accounting for the Agreement;

                  (c)      Maintaining a record of benefit payments; and

                  (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         8.8 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the service of advisors and the delegation of ministerial duties to qualified individuals

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


DIRECTOR:                                    COMPANY:

                                             TIB BANK OF THE KEYS

                                             BY
-----------------------------------            --------------------------------
                                             TITLE
                                                  -----------------------------


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                        SPLIT DOLLAR POLICY ENDORSEMENT
                  TIB BANK OF THE KEYS SPLIT DOLLAR AGREEMENT

Policy No.                                           Insured:
          ---------------                                    ------------------

Supplementing and amending the application for insurance to _________ ("Insurer") on _____, 2001, the applicant requests and directs that:

                                 BENEFICIARIES

         1. TIB BANK OF THE KEYS, a state-chartered commercial bank located in Key Largo, Florida (the "Company"), shall be the direct beneficiary of death proceeds equal to the greater of (a) the cash surrender value of the policy, (b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer, or (c) the total death proceeds of the policy minus the Split Dollar Amount. The Split Dollar Amount is the amount equal to the product of the number of complete years of service by the Insured as a member of the Company's Board of Directors times $10,000.

         2. The beneficiary of any remaining death proceeds shall be designated by the Insured or the Insured's transferee, subject to the provisions of paragraph (5) below.

                                   OWNERSHIP

         3. The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

         4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

         5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured ceases to be a director of the Company prior to the Normal Retirement Age (as defined in the Agreement) for any reason whatsoever (other than by reason of a leave of absence which is approved by the Company), unless otherwise agreed to by the Company and the Director.

              MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy


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designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

Any transferee's rights shall be subject to this Endorsement.

The owner accepts and agrees to this split dollar endorsement.


Signed at ___________________, Florida, this _____ day of ______________, 2001.

TIB BANK OF THE KEYS

By
  -----------------------------------
Its
   ----------------------------------


The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates the following beneficiaries of the portion of the proceeds described in (2) above:

         Primary beneficiary
                            ---------------------------------------------------

                  Relationship to Insured
                                         --------------------------------------

         Secondary beneficiary
                              -------------------------------------------------

                  Relationship to Insured
                                         --------------------------------------

Signed at ____________________, Florida, this ______ day of ____________, 2001.


THE INSURED:

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